EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the headings “Senior Securities” in the accompanying Form 10-K of the Company for the year ended September 30, 2025.

/s/ RSM US LLP

New York, New York

November 24, 2025